Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Amy Conley	Don Duffy
	(617) 556-2305	(408) 498-6040
	aconley@financialengines.com	ir@financialengines.com

Financial Engines Reports First Quarter 2018 Financial Results

SUNNYVALE, Calif. – May 9, 2018 – Financial Engines (NASDAQ: FNGN), America’s largest independent investment advisori, today reported financial results for its first quarter ended March 31, 2018.

Financial results for the first quarter of 2018 compared to the first quarter of 2017:ii

•	Revenue increased 12% to $127.8 million for the first quarter of 2018 from $114.2 million for the first quarter of 2017.
•	Professional management revenue increased 13% to $120.8 million for the first quarter of 2018 from $106.9 million for the first quarter of 2017.
•	Net income increased 39% to $17.5 million for the first quarter of 2018 from $12.6 million for the first quarter of 2017.
•	Diluted earnings per share increased 35% to $0.27 per share for the first quarter of 2018 from $0.20 per share for the first quarter of 2017.
•	Non-GAAP adjusted EBITDAii increased 21% to $42.6 million for the first quarter of 2018 from $35.4 million for the first quarter of 2017.
•	Non-GAAP adjusted net incomeii increased 41% to $30.3 million for the first quarter of 2018 from $21.5 million for the first quarter of 2017.
•	Non-GAAP adjusted earnings per shareii increased 42% to $0.47 for the first quarter of 2018 from $0.33 for the first quarter of 2017.

Key operating metrics as of March 31, 2018:iii

•	Assets under contract (“AUC”) were $1.22 trillion.
•	Assets under management (“AUM”) were $169.3 billion.
•	Professional management clients were approximately 1,077,000.
•	The asset enrollment rate across all employer plans was 12.8%iv.

“We are off to solid start in the first quarter of 2018 by adding $8 billion in new assets under management,” said Larry Raffone, president and chief executive officer of Financial Engines. “We are pleased with the momentum in the business and, as we look ahead, we believe we are well-positioned and confident in our ability to deliver upon our long-term growth strategy.”

Review of Financial Results for the First Quarter of 2018

Revenue increased 12% to $127.8 million for the first quarter of 2018 from $114.2 million for the first quarter of 2017, driven primarily by the growth in professional management revenue which increased 13% to $120.8 million for the first quarter of 2018 from $106.9 million for the first quarter of 2017.

[i]	For independence methodology and ranking, see Investment News RIA Data Center. (http://data.investmentnews.com/ria/).
ii	Please see “About Non-GAAP Financial Measures” for definitions of the terms adjusted net income, adjusted earnings per share, and adjusted EBITDA.
iii	Operating metrics include both advised and subadvised relationships.
iv

Information regarding enrollment rates and the component AUC can be found in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Form 10-K for the year ended December 31, 2017.

Costs and expenses increased 4% to $101.1 million for the first quarter of 2018 from $97.1 million for the first quarter of 2017. Marketing expense increased due to higher campaign volumes and increased spending in the retail channel and employee-related expenses such as wages and cash incentive compensation expense increased due primarily to headcount growth and annual compensation increases. As a percentage of revenue, cost of revenue was 43% for the first quarter of 2018 compared to 45% for the first quarter of 2017.

Income from operations was $26.7 million for the first quarter of 2018 compared to income from operations of $17.1 million for the first quarter of 2017. As a percentage of revenue, income from operations was 21% for the first quarter of 2018 compared to 15% for the first quarter of 2017.

The Company’s effective tax rate for the first quarter of 2018 was 36% compared to an effective tax rate of 26% in the first quarter of 2017.  Net income was $17.5 million, or $0.27 per diluted share, for the first quarter of 2018 compared to net income of $12.6 million, or $0.20 per diluted share, for the first quarter of 2017.  On a non-GAAP basis, adjusted net incomeii was $30.3 million and adjusted earnings per shareii were $0.47 for the first quarter of 2018 compared to adjusted net income of $21.5 million and adjusted earnings per share of $0.33 for the first quarter of 2017.

Assets Under Contract and Assets Under Management

Workplace AUC increased by 10% year-over-year to $1.22 trillion as of March 31, 2018 from $1.11 trillion as of March 31, 2017, due primarily to market performance, contributions, and new employers making the Company’s services available, partially offset by cancellations and withdrawals.

AUM increased by 17% year-over-year to $169.3 billion as of March 31, 2018 from $144.4 billion as of March 31, 2017. The increase in AUM was driven primarily by new assets from new and existing clients and market performance, partially offset by cancellations and withdrawals.

	Q1'18	Q4'17	Q3'17	Q2'17
	(In billions)
AUM, beginning of period	$169.4	$160.2	$151.8	$144.4
New assets - new clients(1)	5.4	6.4	5.4	5.3
New assets - existing clients(2)	2.6	2.5	2.5	2.4
Asset cancellations -voluntary(3)	(2.4)	(2.1)	(1.6)	(1.6)
Asset cancellations - involuntary(4)	(2.2)	(3.3)	(1.9)	(3.3)
Assets withdrawn - existing clients(5)	(0.2)	(0.2)	(0.2)	(0.1)
Net new assets	3.2	3.3	4.2	2.7
Market movement and other(6)	(3.3)	5.9	4.2	4.7
AUM, end of period	$169.3	$169.4	$160.2	$151.8

(1)	New assets from new clients represents the aggregate amount of new AUM, measured at or near the end of the quarter, from new clients who enrolled in its professional management service.
(2)

New assets from existing clients represents the aggregate amount of new AUM within the quarter from existing clients who originally enrolled in its professional management service during a prior period, including employee and employer contributions of $2.3 billion for the current period. Employer and employee contributions are estimated each quarter from annual contribution rates based on data received from plan providers or plan sponsors.

(3)

Voluntary cancellations represent the aggregate amount of assets, measured at or near the start of the quarter, for clients who have voluntarily terminated their professional management service relationship within the period.

(4)

Involuntary cancellations represent the aggregate amount of defined contribution assets, measured at or near the start of the quarter, for clients whose professional management service relationship was terminated within the quarter period for reasons other than a voluntary termination.

(5)	Assets withdrawn represents the amount of voluntary withdrawals from IRA and taxable accounts by existing clients.
(6)

Market movement and other represents factors affecting AUM including estimated market movement, plan administrative and investment advisory fees, client loans, hardship and other defined contribution account withdrawals, and timing differences for the data feeds for clients enrolled in its professional management service throughout the period.

For further information on the AUM data above, please refer to the Company’s Form 10-Q to be filed for the period ended March 31, 2018.

Aggregate Investment Style Exposure for Portfolios Under Management

As of March 31, 2018, the approximate aggregate investment style exposure of the portfolios we managed was as follows:

Domestic equity	46%
International equity	29%
Bonds	23%
Cash and uncategorized assets(1)	2%
Total	100%

(1)	Uncategorized assets may include CDs, options, warrants and other vehicles not currently categorized.

Quarterly Dividend

On May 1, 2018, Financial Engines’ Board of Directors declared a regular quarterly cash dividend of $0.08 per share of the Company’s common stock. The cash dividend will be paid on July 6, 2018 to stockholders of record as of the close of business on June 22, 2018.

Subsequent Event

On April 29, 2018, the Company entered into a definitive agreement to be acquired by funds affiliated with Hellman & Friedman in an all-cash transaction that values the Company at an aggregate value of approximately $3.02 billion. Under the terms of the merger agreement, the Company’s stockholders will receive $45.00 per share in cash upon the closing of the transaction. The obligation of the parties to complete the merger is subject to customary closing conditions, including, among others, approval by the Company’s stockholders and regulatory approvals. The merger is currently expected to close in the third quarter of 2018.

Conference Call

As a result of the proposed merger, the Company will not host an earnings conference call, provide earnings outlook or publish supplemental earnings presentation slides.

About Non-GAAP Financial Measures

This press release and its attachments include certain non-GAAP supplemental performance measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted earnings per share. Adjusted EBITDA represents net income before net interest expense (income), income tax expense (benefit), depreciation, amortization of intangible assets, including internal use software amortization of deferred set up costs, amortization of deferred bonus, amortization of deferred sales commissions, and non-cash stock-based compensation. Adjusted net income represents net income before non-cash stock-based compensation expense, amortization of intangible assets related to assets acquired, including customer relationships, trade names and trademarks, expenses related to the closing and integration of acquisitions and certain other items, if applicable for the period, partially offset by the related tax impact of these items. Adjusted earnings per share is defined as adjusted net income divided by the weighted average of dilutive common share equivalents outstanding. Further information regarding the non-GAAP performance measures included in this press release, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures, is contained in the financial tables and will be contained in the Company’s Form 10-Q to be filed for the quarter ended March 31, 2018.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide its Board of Directors, management and investors with additional information and greater transparency with respect to our performance and decision-making. We feel these performance measures provide investors and others with a better understanding and ability to evaluate our operating results and future prospects, and provides the same performance measurement information as utilized by management. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.

Our management uses non-GAAP adjusted EBITDA, adjusted net income and adjusted earnings per share as measures of operating performance, for planning purposes, including the preparation of annual budgets, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors concerning our financial performance. In addition, management currently uses non-GAAP measures in determining cash incentive compensation.

About Financial Engines

With roots in Silicon Valley, Financial Engines is the nation’s largest independent investment advisor. We believe that all Americans -- not just the wealthy -- should have access to high-quality, unbiased financial help and our client’s best interests should always come first. Today, more than 750 of the nation’s most respected employers trust Financial Engines to deliver professional financial help to more than ten million employees nationwide.

For more information, visit www.financialengines.com.

©1998-2018 Financial Engines, Inc. All rights reserved. Financial Engines® is a registered trademark of Financial Engines, Inc. All advisory services provided by Financial Engines Advisors L.L.C. Financial Engines does not guarantee future results.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements that involve risks and uncertainties. These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “allow,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: our strategic focus; investment and growth strategy; Financial Engines’ expected financial performance and outlook, including reconciliation information related thereto and factors which may impact our outlook; the benefits and anticipated uses of our non-GAAP financial measures, and the timing, completion and impact of the proposed merger. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the Company stockholder approval or the failure to satisfy any of the other conditions to the completion of the merger; the effect of the announcement of the merger on the ability of the Company to retain and hire key personnel and maintain relationships with its clients, providers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the merger; the ability to meet expectations regarding the timing and completion of the merger; our reliance on fees earned on the value of assets we manage for a substantial portion of our revenue; the impact of the financial markets on our revenue and earnings; unanticipated delays in rollouts of our services; our ability to increase enrollment; our ability to correctly identify and invest appropriately in growth opportunities; our ability to introduce new services and accurately estimate the impact of any future services on our business; the risk that the anticipated benefits of our investments in these services or in growth opportunities may not outweigh the resources and costs associated with these investments or the liabilities associated with the operation of these services; our relationships with plan providers and plan sponsors; the fees we can charge for our professional management service; our reliance on accurate and timely data from plan providers and plan sponsors; system failures, errors or unsatisfactory performance of our services; our reputation; our ability to protect the confidentiality of plan provider, plan sponsor and plan participant data and other privacy concerns; acquisition activity involving plan providers or plan sponsors;  industry trends and pricing pressures; changes in our pricing policies or those of our competitors; our regulatory environment, and risks associated with our fiduciary obligations. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time, including the Company’s 10-K filed for the year ended December 31, 2017. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of the date stated or May 9, 2018 and unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

References in this press release to “Financial Engines,” “our company,” “the Company,” “we,” “us” and “our” refer to Financial Engines, Inc. and its consolidated subsidiaries during the periods presented unless the context requires otherwise.

###

Financial Tables

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

	March 31,	December 31,
	2018	2017
	(In thousands, except per share data)
Assets
Current assets:
Cash and cash equivalents	$172,248	$224,543
Short-term investments	66,571	—
Accounts receivable, net	116,541	115,603
Prepaid expenses	9,688	9,159
Other current assets	6,087	6,169
Total current assets	371,135	355,474
Property and equipment, net	25,663	25,880
Intangible assets, net	196,164	198,045
Goodwill	312,020	312,020
Long-term deferred tax assets	19,505	28,599
Other assets	6,243	6,391
Total assets	$930,730	$926,409
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$30,422	$29,855
Accrued compensation	10,592	28,575
Deferred revenue	3,372	4,204
Dividend payable	5,076	4,411
Other current liabilities	2,475	2,457
Total current liabilities	51,937	69,502
Long-term deferred rent	10,294	10,720
Other liabilities	418	459
Total liabilities	62,649	80,681
Contingencies (see Note 9)
Stockholders’ equity:
Preferred stock, $0.0001 par value - 10,000 authorized as of March 31, 2018 and December 31, 2017; None issued or outstanding as of March 31, 2018 and December 31, 2017	—	—
Common stock, $0.0001 par value - 500,000 authorized as of March 31, 2018 and December 31, 2017; 65,168 and 64,725 shares issued and 63,492 and 63,049 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	6	6
Additional paid-in capital	848,381	838,461
Treasury stock, at cost (1,677 shares and 1,677 shares as of March 31, 2018 and December 31, 2017, respectively)	(58,437)	(58,437)
Retained Earnings	78,131	65,698
Total stockholders’ equity	868,081	845,728
Total liabilities and stockholders’ equity	$930,730	$926,409

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

	Three Months Ended
	March 31,
	2018	2017
	(In thousands, except per share data)
Revenue:
Professional management	$120,833	$106,908
Platform	6,256	6,894
Other	737	441
Total revenue	127,826	114,243
Costs and expenses:
Cost of revenue	55,067	51,561
Research and development	10,521	10,568
Sales and marketing	20,020	18,672
General and administrative	11,102	12,194
Amortization of intangible assets, including internal use software	4,434	4,163
Total costs and expenses	101,144	97,158
Income from operations	26,682	17,085
Interest income, net	836	67
Other income (expense), net	(59)	(128)
Income before income taxes	27,459	17,024
Income tax expense	9,915	4,385
Net and comprehensive income	$17,544	$12,639
Dividends declared per share of common stock	$0.08	$0.07
Net income per share attributable to holders of common stock
Basic	$0.28	$0.20
Diluted	$0.27	$0.20
Shares used to compute net income per share attributable to holders of common stock
Basic	63,213	62,445
Diluted	64,506	64,503

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

	Three Months Ended
	March 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income	$17,544	$12,639
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,321	2,118
Amortization of intangible assets	4,266	4,035
Stock-based compensation	8,443	8,426
Amortization of deferred sales commissions	318	317
Amortization of deferred sales bonus	54	75
Amortization of deferred setup costs	202	259
Amortization of discount on short-term investments	(81)	—
Provision for doubtful accounts	190	217
Deferred taxes	9,094	5,591
Loss on fixed asset disposal	9	123
Changes in operating assets and liabilities:
Accounts receivable	(1,128)	(7,963)
Prepaid expenses	(529)	(1,024)
Other assets	(342)	(1,605)
Accounts payable	1,189	(3,540)
Accrued compensation	(17,983)	(17,146)
Deferred revenue	(834)	(67)
Deferred rent	(358)	163
Other liabilities	(39)	12
Net cash provided by operating activities	22,336	2,630
Cash flows from investing activities:
Purchase of property and equipment	(2,709)	(998)
Capitalization of internal use software	(2,331)	(2,030)
Purchase of short-term investments	(66,491)	—
Net cash used in investing activities	(71,531)	(3,028)
Cash flows from financing activities:
Payments on capital lease obligations	(33)	(34)
Payments related to business combinations	(43)	(1,723)
Net share settlements for minimum tax withholdings	(4,023)	(3,239)
Proceeds from issuance of common stock	5,445	13,241
Cash dividend payments	(4,446)	(4,351)
Net cash (used in) provided by financing activities	(3,100)	3,894
Net (decrease) increase in cash and cash equivalents	(52,295)	3,496
Cash and cash equivalents, beginning of period	224,543	134,246
Cash and cash equivalents, end of period	$172,248	$137,742
Supplemental cash flows information:
Income taxes paid, net of refunds	$208	$131
Interest paid	$24	$13
Non-cash operating, investing and financing activities:
Unpaid purchases of property and equipment	$743	$440
Purchase of property and equipment under capital lease	$26	$221
Capitalized stock-based compensation for internal use software	$222	$180
Dividends declared but not yet paid	$5,076	$4,396

FINANCIAL ENGINES, INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Operating Results

The table below sets forth a reconciliation of GAAP net income to non-GAAP adjusted EBITDA based on our historical results:

	Three Months Ended March 31,
Non-GAAP adjusted EBITDA	2018	2017
	(In thousands, unaudited)
GAAP net income	$17,544	$12,639
Interest income, net	(836)	(67)
Income tax expense	9,915	4,385
Depreciation and amortization	2,321	2,118
Amortization of intangible assets (excluding internal use software)	2,792	2,796
Amortization of internal use software	1,474	1,239
Amortization of deferred sales commissions	318	317
Amortization of deferred bonus	54	75
Amortization of deferred setup costs	202	259
Non-GAAP EBITDA	33,784	23,761
Stock-based compensation	8,443	8,426
Acquisition related expenses	420	3,191
Non-GAAP adjusted EBITDA	$42,647	$35,378

The table below sets forth a reconciliation of GAAP net income to non-GAAP adjusted net income based on our historical results:

	Three Months Ended March 31,
Non-GAAP adjusted net income	2018	2017
	(In thousands, unaudited)
GAAP net income	$17,544	$12,639
Stock-based compensation	8,443	8,426
Amortization of intangible assets (excluding internal use software)	2,792	2,796
Acquisition-related expenses	420	3,191
Income tax valuation allowance - California research credit	4,111	—
Tax-effect of adjustments(1)	(2,984)	(5,506)
Non-GAAP adjusted net income	$30,326	$21,546

(1)	An estimated statutory tax rate of 25.6% for 2018 and 38.2% for 2017 has been applied to eliminate the tax-effect.

The table below sets forth a reconciliation of GAAP diluted earnings per share to non-GAAP adjusted earnings per share based on our historical results:

	Three Months Ended March 31,
Non-GAAP adjusted earnings per share	2018	2017
	(In thousands, except per share data, unaudited)
GAAP diluted earnings per share	$0.27	$0.20
Stock-based compensation	$0.13	0.13
Amortization of intangible assets (excluding internal use software)	$0.04	0.04
Acquisition-related expenses	$0.01	0.05
Income tax valuation allowance - California research credit	$0.06	—
Tax-effect of adjustments(1)	$(0.04)	(0.09)
Non-GAAP adjusted earnings per share	$0.47	$0.33
Shares of common stock outstanding	63,213	62,445
Dilutive stock options, RSUs and PSUs	1,293	2,058
Non-GAAP adjusted common shares outstanding	64,506	64,503

(1)	An estimated statutory tax rate of 25.6% for 2018 and 38.2% for 2017 has been applied to eliminate the tax-effect.